UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): March 16, 2018
HEICO CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-04604	65-0341002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 Taft Street, Hollywood, Florida 33021
(Address of Principal Executive Offices) (Zip Code)

(954) 987-4000
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

HEICO Corporation (the "Company") held its Annual Meeting of Shareholders (the “Annual Meeting”) on Friday, March 16, 2018. As disclosed in Item 5.07 to this Report on Form 8-K, the Company’s shareholders approved the HEICO Corporation 2018 Incentive Compensation Plan (the “2018 Plan”) pursuant to which 4,000,000 shares of Company Common Stock and/or Class A Common Stock are reserved for issuance.

The following is a summary of certain principal features of the 2018 Plan. This summary is qualified in its entirety by reference to the complete text of the 2018 Plan. The 2018 Plan is included as Exhibit 10.1 to this Report on Form 8-K and the terms and conditions thereof are incorporated herein by reference.

Background

Due to changes effected by the Tax Cuts and Jobs Act of 2017 which made numerous provisions of the Company’s 2012 Incentive Compensation Plan (the "2012 Plan") obsolete, on January 29, 2018, the Company’s Board of Directors adopted the 2018 Plan, and recommended that it be submitted to the Company’s shareholders for their approval at the Annual Meeting (the "Shareholder Approval Date").

The 2018 Plan replaces the Company’s 2012 Plan which terminated on the Shareholder Approval Date. The Board adopted the 2018 Plan as a replacement, and not in addition, to the 2012 Plan. Accordingly, the Board believes that the currently issuable stock options or other awards that will become of no further use due to the the 2012 Plan’s replacement should effectively be made available under the 2018 Plan. Under the 2018 Plan, the total number of HEICO Corporation Common Stock and HEICO Corporation Class A Common Stock (collectively, the "Shares") reserved and available for delivery under the 2018 Plan ("Awards") at any time during the term of the 2018 Plan shall be 4,000,000 Shares, which includes 678,919 Shares remaining available for issuance under the 2012 Plan as of the Shareholder Approval Date, and any Shares subject to any currently issued and outstanding awards under the 2012 Plan as of the Shareholder Approval Date and that are forfeited, expire or otherwise terminate without issuance of such Shares after the Shareholder Approval Date. Upon the approval of the 2018 Plan, the only equity compensation plan that the Company will utilize will be the 2018 Plan.

The 2018 Plan’s purpose is to assist the Company and its subsidiaries and other related entities, which we refer to collectively as "Related Entities," in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities, by enabling them to acquire or increase a proprietary interest in the Company in order to strengthen shared interests between them and the Company’s shareholders, and providing these people with performance incentives to expend their maximum efforts to enhance shareholder value.

Shares Available for Awards; Annual Per-Person Limitations

Under the 2018 Plan, the total number of Shares reserved and available as Awards at any time during the term of the 2018 Plan shall be 4,000,000 Shares, which includes 678,919 Shares remaining available for issuance under the the 2012 Plan as of the Shareholder Approval Date, and any Shares subject to any currently issued and outstanding awards under the 2012 Plan as of the Shareholder Approval Date and that are forfeited, expire or otherwise terminate without issuance of such Shares after the Shareholder Approval Date. The foregoing limit shall be increased by the number of Shares with respect to which Awards granted under the 2018 Plan that are forfeited, expire or otherwise terminate without issuance of Shares, or that are settled for cash or otherwise do not result in the issuance of Shares; provided, however, that Shares tendered or withheld to pay the exercise price for any Award or to pay taxes relating to any Award shall not again be available for delivery with respect to Awards under the 2018 Plan and, provided further, that stock appreciation rights that are settled in Shares shall count against this limit based upon the full number of Shares that are subject to the Award. Awards issued in substitution for awards previously granted by a company acquired by the Company or a Related Entity, or with which the Company or any Related Entity combines, do not reduce the limit on grants of Awards under the 2018 Plan so long as the use of such Shares would not require the approval of our shareholders under the rules of any stock exchange on which our Shares are then listed. Any Shares that are subject to Awards of options or stock appreciation rights are to be counted against the foregoing limit as one (1) Share for every one (1) Share granted. Any Shares that are subject to Awards other than options or stock appreciation rights are to be counted against the foregoing limit (or added back to the foregoing limit as the case may be) as two and one-half (2.5) Shares for every one (1) Share granted. Awards granted under the 2018 Plan may be with respect to Common Stock and/or Class A Common Stock, in such proportions as shall be determined by the Board of Directors or the Compensation Committee (the "Committee"), in its discretion. The 2018 Plan also places a limit on the number of incentive stock options awarded pursuant to the 2018 Plan consistent with Section 422 of the Internal Revenue Code (the "Code"). The maximum number of Shares that may be delivered as a result of the exercise of the Incentive Stock Options will be 4,000,000 Shares.

The Committee is authorized to adjust the limitations described in the preceding paragraph and is authorized to adjust outstanding Awards (including adjustments to exercise prices of options and other affected terms of Awards) to the extent it deems equitable in the event that a dividend or other distribution (whether in cash, Shares or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the Shares so that an adjustment is appropriate. A recipient also has a right to an adjustment to an outstanding Award that constitutes “share-based payment arrangement” in the event of an “equity restructuring,” as such terms are defined under Financial Accounting Standards Board Accounting Standards Codification Topic 718, which adjustment shall preserve without enlarging the value of the Award to the participant. See the second paragraph under the caption “Acceleration of Vesting; Change in Control” below for a summary of certain additional adjustment provisions of the 2018 Plan.

Except with respect to the adjustments referenced in the foregoing paragraph, the Committee is generally not permitted to take any of the following actions without the approval of the Company’s shareholders: (i) lower the exercise price per Share of a stock option or grant price per Share of a Stock Appreciation Right ("SAR") after it is granted, (ii) cancel an option or a SAR when the grant price per Share exceeds the fair market value of the underlying Shares in exchange for another award (other than in connection with an Award made in substitution for an Award previously granted by a company acquired by the Company or a Related Entity, or with which the Company or any Related Entity combines), or (iii) take any other action with respect to an option or a SAR that may be treated as a repricing pursuant to the applicable rules of the New York Stock Exchange (any such action described in (i) - (iii) being referred to as a "Repricing").

The 2018 Plan will serve as the successor to the 2012 Plan. Outstanding awards granted under the 2012 Plan will continue to be governed by the terms of the 2012 Plan but no awards may be made under the 2012 Plan after the Shareholder Approval Date. Any shares remaining available for issuance under the 2012 Plan will be made available under the 2018 Plan.

Eligibility

The persons eligible to receive Awards under the 2018 Plan are the officers, directors, employees, consultants and other persons who provide services to the Company or any Related Entity. The foregoing notwithstanding, only employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), are eligible for purposes of receiving any ISOs that are intended to comply with the requirements of Section 422 of the Code. An employee on leave of absence may be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the 2018 Plan. Because persons to whom grants of awards may be made, as well as the number of shares that may be awarded under the 2018 Plan, will be determined from time to time by the Board of Directors or the Committee, we cannot at this time indicate the precise number, name or positions of persons who will receive awards or the number of shares for which awards will be granted.

Administration

The 2018 Plan is to be administered by the Committee, provided, however, that the Board of Directors may elect to exercise any power or authority granted to the Committee under the 2018 Plan. Subject to the terms of the 2018 Plan, the Committee is authorized to select eligible persons to receive Awards, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each participant) and the rules and regulations for the administration of the 2018 Plan, construe and interpret the 2018 Plan and Award agreements, correct defects, supply omissions or reconcile inconsistencies therein, and make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the 2018 Plan.

Stock Options and Stock Appreciation Rights

The Committee is authorized to grant (i) stock options, including both Incentive Stock Options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and (ii) stock appreciation rights, or SARs, entitling the participant to receive the amount by which the fair market value of a Share on the date of exercise exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of a SAR are determined by the Committee. The exercise price per share of an option and the grant price of a SAR may not be less than 100% of the fair market value of a Share on the date the option or SAR is granted. An option granted to a person who owns or is deemed to own stock representing 10% or more of the voting power of all classes of stock of the Company or any parent company (sometimes referred to as a "10% owner") will not qualify as an Incentive Stock Option ("ISO") unless the exercise price for the option is not less than 110% of the fair market value of a Share on the date the ISO is granted.

For purposes of the 2018 Plan, the term "fair market value" means the fair market value of Shares, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the fair market value of a Share as of any given date is the closing sales price per Share as reported on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined (or as of such later measurement date as determined by the Committee on the date the Award is authorized by the

Committee), or, if there is no sale on that date, then on the last previous day on which a sale was reported. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment or service generally are fixed by the Committee, except that no option or stock appreciation right may have a term exceeding ten years, and no ISO granted to a 10% owner (as described above) may have a term exceeding five years (to the extent required by the Code at the time of grant). Methods of exercise and settlement and other terms of options and stock appreciation rights are determined by the Committee. Accordingly, the Committee may permit the exercise price of options awarded under the 2018 Plan to be paid in cash, Shares or other Awards.

The Company may grant SARs in tandem with options, which we refer to as "Tandem SARs", under the 2018 Plan. A Tandem SAR may be granted at the same time as the related option is granted or, for options that are not ISOs, at any time thereafter before exercise or expiration of such option. A Tandem SAR may only be exercised when the related option would be exercisable and the fair market value of the Shares subject to the related option exceeds the option’s exercise price. Any option related to a Tandem SAR will no longer be exercisable to the extent the Tandem SAR has been exercised and any Tandem SAR will no longer be exercisable to the extent the related option has been exercised.

Restricted Stock and Restricted Stock Units

The Committee is authorized to grant restricted stock and restricted stock units. Restricted stock is a grant of Shares which may not be sold or disposed of, and which are subject to such risks of forfeiture and other restrictions as the Committee may impose, including time or performance restrictions or both. A participant granted restricted stock generally has all of the rights of a shareholder of the Company when and as the restrictions lapse (including voting and dividend rights), unless otherwise determined by the Committee. An Award of restricted stock units confers upon a participant the right to receive Shares or cash equal to the fair market value of the specified number of Shares covered by the restricted stock units at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the Committee may impose. Prior to settlement, an Award of restricted stock units carries no voting or dividend rights or other rights associated with Share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents

The Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, Shares, other Awards or other property equal in value to dividends paid on a specific number of Shares or other periodic payments. Dividend equivalents may be granted alone or in connection with another Award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional Shares, Awards or otherwise as specified by the Committee. Any Dividend Equivalent Rights will be subject to the same vesting or performance conditions as the underlying Award and the participant will not receive any payment until the conditions in the underlying Award are met.

Bonus Stock and Awards in Lieu of Cash Obligations

The Committee is authorized to grant Shares as a bonus free of restrictions, or to grant Shares or other Awards in lieu of Company obligations to pay cash under the 2018 Plan or other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Other Stock-Based Awards

The Committee or the Board of Directors is authorized to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to Shares. The Committee determines the terms and conditions of such Awards.

Performance Awards

The Committee is authorized to grant performance Awards to participants on terms and conditions established by the Committee. The performance criteria to be achieved during any performance period and the length of the performance period will be determined by the Committee upon the grant of the performance Award. Performance Awards may be valued by reference to a designated number of Shares (in which case they are referred to as performance shares) or by reference to a designated amount of property including cash (in which case they are referred to as performance units). Performance Awards may be settled by delivery of cash, Shares or other property, or any combination thereof, as determined by the Committee.

Other Terms of Awards

Awards may be settled in the form of cash, Shares, other Awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts. The Committee is authorized to place cash, Shares or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the 2018 Plan. The Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any Shares or other property to be distributed will be withheld (or previously acquired Shares or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2018 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may, in its discretion and provided that certain specified conditions, including compliance with federal securities laws, are met, permit transfers and pledges, subject to any terms and conditions the Committee may impose thereon. Transfers for value by a participant are prohibited.

Awards under the 2018 Plan generally are granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in exchange for other Awards under the 2018 Plan, awards under other Company plans, or other rights to payment from the Company, and may grant Awards in addition to and in tandem with such other Awards, rights or other awards. Notwithstanding the following, the Committee may not amend or replace previously granted Options or SARs if it would constitute a Repricing.

Acceleration of Vesting; Change in Control

The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any Award, and such accelerated exercisability, lapse, expiration and if so provided in the Award agreement or otherwise determined by the Committee, vesting shall occur automatically in the case of a “change in control” of the Company, as defined in the 2018 Plan (including the cash settlement of SARs which may be exercisable in the event of a change in control). In addition, the Committee may provide in an Award agreement that the performance goals relating to any performance Award will be deemed to have been met upon the occurrence of any "change in control."

Subject to any limitations contained in an employment agreement or award agreement between the Company and a participant in the 2018 Plan, in the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any “change in control”, the agreement relating to such transaction and/or the committee may provide for: (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (b) the assumption or substitution for outstanding Awards by the surviving entity or its parent or subsidiary pursuant to the provisions contained in the 2018 Plan, (c) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (d) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such. The foregoing actions may be taken without the consent or agreement of a participant in the 2018 Plan and without any requirement that all such participants be treated consistently.

Other Adjustments

The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (i) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, (ii) in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or (iii) in view of the Committee's assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a participant, and any other circumstances deemed relevant. However, without the approval of the Company’s shareholders, the Committee may not make any adjustment described in this paragraph if such adjustment would result in a Repricing.

Amendment and Termination

The Board of Directors may amend, alter, suspend, discontinue or terminate the 2018 Plan or the Committee’s authority to grant Awards without further shareholder approval, except that shareholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which Shares are then listed or quoted. Thus, shareholder approval may not necessarily be required for every amendment to the 2018 Plan which might increase the cost of the 2018 Plan or alter the eligibility of persons to receive Awards. Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board of Directors may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by the Board of Directors, the 2018 Plan will terminate at the earliest of (a) such time as no Shares remain available for issuance under the 2018 Plan or (b) the tenth anniversary of the Shareholder Approval Date. Awards outstanding upon expiration of the 2018 Plan shall remain in effect until they have been exercised or terminated, or have expired.

Item 5.07    Submission of Matters to a Vote of Security Holders.

HEICO Corporation held its Annual Meeting of Shareholders on Friday, March 16, 2018. The shareholders voted on seven proposals, each of which is described in more detail in the Company’s definitive proxy statement filed on February 13, 2018.

Only holders of record of HEICO Common Stock, $0.01 par value per share (“Common Stock”), and Class A Common Stock, $0.01 par value per share (“Class A Common Stock”), as of the close of business on January 17, 2018 (the record date) were entitled to vote at the Annual Meeting. On that date, there were outstanding 42,213,345 shares of Common Stock, each entitled to one vote, and 63,423,039 shares of Class A Common Stock, each entitled to 1/10th vote per share.

Proposal 1:    Proposal to Elect Directors

The Company’s shareholders elected all ten director nominees to serve until the next annual meeting of shareholders or until a successor is elected and qualified. The result of the vote is set forth in the table below:

Director	For	Withheld	Broker Non-Votes

Thomas M. Culligan	41,130,910	378,753	4,563,268
Adolfo Henriques	41,126,746	382,917	4,563,268
Mark H. Hildebrandt	38,157,361	3,352,302	4,563,268
Wolfgang Mayrhuber	40,659,248	850,415	4,563,268
Eric A. Mendelson	40,981,531	528,132	4,563,268
Laurans A. Mendelson	40,423,391	1,086,272	4,563,268
Victor H. Mendelson	40,979,743	529,920	4,563,268
Julie Neitzel	41,113,752	395,911	4,563,268
Dr. Alan Schriesheim	38,623,630	2,886,033	4,563,268
Frank J. Schwitter	40,992,436	517,227	4,563,268

Proposal 2:    Re-approve the Performance Goals Included in the HEICO Corporation 2012 Incentive Compensation Plan (the "2012 Plan")

The Company's shareholders voted to re-approve the performance goals included in the 2012 Plan and ratify awards made under the 2012 Plan, which awards are subject to the re-approval of the performance goals included in the 2012 Plan. The result of the vote is set forth in the table below:

For	Against	Abstain	Broker Non-Votes

40,648,787	755,058	105,818	4,563,268

Proposal 3:    Approve the HEICO Corporation 2018 Incentive Compensation Plan (the "2018 Plan")

The Company's shareholders voted to approve the 2018 Plan. The result of the vote is set forth in the table below:

For	Against	Abstain	Broker Non-Votes

39,794,567	1,669,013	46,083	4,563,268

Proposal 4:    Approve an Amendment to Article III of HEICO's Articles of Incorporation

The Company's shareholders voted to amend Article III of HEICO's Articles of Incorporation to increase the number of authorized shares of HEICO Corporation Common Stock, $.01 par value per share, from 75,000,000 shares to 150,000,000 shares. The result of the vote is set forth in the table below:

For	Against	Abstain

35,085,993	10,936,794	50,144

The full text of the Articles of Amendment, as filed with the State of Florida, is included as Exhibit 3.1 to this Report on Form 8-K and incorporated herein by reference.

Proposal 5:    Approve an Amendment to Article III of HEICO's Articles of Incorporation

The Company's shareholders voted to amend Article III of HEICO's Articles of Incorporation to increase the number of authorized shares of HEICO Corporation Class A Common Stock, $.01 par value per share, from 75,000,000 shares to 150,000,000 shares. The result of the vote is set forth in the table below:

For	Against	Abstain

41,794,412	4,217,148	61,371

The full text of the Articles of Amendment, as filed with the State of Florida, is included as Exhibit 3.1 to this Report on Form 8-K and incorporated herein by reference.

Proposal 6:    Advisory Vote on Executive Compensation

The Company’s shareholders held a non-binding, advisory vote on executive compensation. The result of the vote is set forth in the table below:

For	Against	Abstain	Broker Non-Votes

41,065,416	249,265	194,982	4,563,268

Proposal 7:    Ratification of Independent Registered Public Accounting Firm

The Company’s shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2018. The result of the vote is set forth in the table below:

For	Against	Abstain

45,687,471	239,755	145,705

Item 9.01.    Financial Statements and Exhibits.
(d)     Exhibits

Exhibit     Exhibit Description

3.1	Articles of Amendment of the Articles of Incorporation of HEICO Corporation.
10.1#	HEICO Corporation 2018 Incentive Compensation Plan.

#	Management contract or compensatory plan or arrangement required to be filed as an exhibit.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEICO CORPORATION

Date:	March 20, 2018	By:	/s/ CARLOS L. MACAU, JR.
Carlos L. Macau, Jr. Executive Vice President - Chief Financial Officer and Treasurer